Exhibit 99.2

VIACOM INC.

FORM OF NOTICE OF GUARANTEED DELIVERY

Unregistered Floating Rate Senior Notes due 2009
($750,000,000 aggregate principal amount issued June 16, 2006)

Unregistered 5.75% Senior Notes due 2011
($1,500,000,000 aggregate principal amount issued April 12, 2006)

Unregistered 6.25% Senior Notes due 2016
($1,500,000,000 aggregate principal amount issued April 12, 2006)

Unregistered 6.875% Senior Debentures due 2036
($1,750,000,000 aggregate principal amount issued April 12, 2006)

As set forth in the Prospectus dated                 , 2006 (the ‘‘Prospectus’’) of Viacom Inc. (‘‘Viacom’’) and in the accompanying Letter of Transmittal and instructions thereto (the ‘‘Letter of Transmittal’’), this form or one substantially equivalent hereto must be used to accept Viacom’s offer to exchange up to $750,000,000 aggregate principal amount of floating rate senior notes due 2009, $1,500,000,000 aggregate principal amount of 5.75% senior notes due 2011, $1,500,000,000 aggregate principal amount of 6.25% senior notes due 2016 and $1,750,000,000 aggregate principal amount of 6.875% senior debentures due 2036, which have been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) (collectively, the ‘‘exchange senior notes and debentures’’), for the outstanding unregistered $750,000,000 aggregate principal amount of floating rate senior notes due 2009, $1,500,000,000 aggregate principal amount of 5.75% senior notes due 2011, $1,500,000,000 aggregate principal amount of 6.25% senior notes due 2016 and $1,750,000,000 aggregate principal amount of 6.875% senior debentures due 2036 (collectively, the ‘‘unregistered senior notes and debentures’’), respectively, if (i) certificates representing the unregistered senior notes and debentures to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such unregistered senior notes and debentures or other required documents to reach the Exchange Agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below) by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2006 (THE ‘‘EXPIRATION DATE’’) UNLESS THE OFFER IS EXTENDED BY VIACOM. TENDERS OF UNREGISTERED SENIOR NOTES AND DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To: The Bank of New York, Exchange Agent

By Hand or Overnight Courier:
The Bank of New York
Corporate Trust Operations – Reorganization Unit
101 Barclay Street, 7 East
New York, New York 10286
Attn: Mr. David Mauer

By Facsimile Transmission:
(212) 298-1915

Confirm by Telephone:
(212) 815-3687

Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the Exchange Agent as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. You should read the instructions accompanying the Letter of Transmittal carefully before you complete this Notice of Guaranteed Delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Viacom, upon the terms and subject to the conditions of the exchange offer as set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amounts of unregistered senior notes and debentures set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

The undersigned understands that tenders of unregistered senior notes and debentures will be accepted only in authorized denominations. The undersigned understands that tenders of unregistered senior notes and debentures pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of unregistered senior notes and debentures may be withdrawn if the exchange offer is terminated or as otherwise provided in the Prospectus.

The undersigned understands that the exchange of unregistered senior notes and debentures for exchange senior notes and debentures will only be made after (a) receipt by the Exchange Agent prior to 5:00 p.m. on the Expiration Date of a properly completed and duly executed copy of this Notice of Guaranteed Delivery together with any other required documents (by facsimile transmission, mail or hand delivery) and (b) receipt by the Exchange Agent within THREE (3) business days after the Expiration Date of:

(i) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees; and

(ii) certificates representing the unregistered senior notes and debentures covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such unregistered senior notes and debentures into the Exchange Agent’s account at The Depository Trust Company, Euroclear or Clearstream Luxembourg, pursuant to the procedure for book-entry transfer set forth in the Prospectus).

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal Amount of Unregistered Floating Rate	Date:__________________________________
Senior Notes due 2009 Tendered:* ______________

Principal Amount of Unregistered 5.75% Senior
Notes due 2011 Tendered:* __________________

Principal Amount of Unregistered 6.25% Senior
Notes due 2016 Tendered:* __________________

Principal Amount of Unregistered 6.875% Senior
Debentures due 2036 Tendered:* ______________

Certificate No(s). of unregistered senior notes	Name(s) of Registered Holder(s):______________
and debentures (if available): ________________

Address: ________________________________

Area Code and Telephone No.: ________________
If unregistered senior notes and debentures will	Signature(s) of Registered Owner(s) or
be delivered by book-entry transfer at The	Authorized Signatory:
Depository Trust Company, Euroclear or
Clearstream Luxembourg, insert Account No.:

*	Must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of unregistered senior notes and debentures exactly as its (their) name(s) appear on certificates for unregistered senior notes and debentures or on a security position listing as the owner of unregistered senior notes and debentures, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name:	____________________________________________________________________ ____________________________________________________________________

Capacity:	____________________________________________________________________

Address(es):	____________________________________________________________________
____________________________________________________________________
____________________________________________________________________

Do not send unregistered senior notes and debentures with this form. Unregistered senior notes and debentures should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an ‘‘eligible guarantor institution’’ as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), hereby (a) represents that each Holder of unregistered senior notes and debentures on whose behalf this tender is being made ‘‘own(s)’’ the unregistered senior notes and debentures covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of unregistered senior notes and debentures complies with such Rule 14e-4, and (c) guarantees that, within THREE (3) business days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the unregistered senior notes and debentures covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such unregistered senior notes and debentures into the Exchange Agent’s account at The Depository Trust Company, Euroclear or Clearstream Luxembourg, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

The undersigned acknowledges that it must deliver the Letter of Transmittal and unregistered senior notes and debentures tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm: __________________________	Authorized Signature: ______________________
Address: ________________________________	Name: __________________________________
______________________________________	Title: __________________________________
Area Code and Telephone No.: ______________